EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 25, 2008 relating to the financial statements of International Game Technology, Inc. and the effectiveness of International Game Technology, Inc.’s internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective October 1, 2007, and of FASB Statement No. 123 (revised 2004), Share-Based Payment, effective October 1, 2005) appearing in the Annual Report on Form 10-K of International Game Technology, Inc. for the year ended September 30, 2008 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Costa Mesa, CA
March 27, 2009